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                                                                    EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the following Registration Statements and amendments thereto:

      Form S-8 No. 33-21505         Employee Stock Purchase Plan
      Form S-8 No. 333-41671        Non-Employee Director Deferred Compensation
                                    Plan
      Form S-8 No. 333-41669        1997 Long-Term Incentive Plan
      Form S-8 No. 333-41673        Executive Deferred Compensation Plan
      Form S-8 No. 333-42131        Non-Employee Directors' Stock Option Plan

of Beverly Enterprises, Inc. and in the related Prospectuses of our report dated February 6, 1998, except for Note 5, paragraph 6, as to which the date is March 4, 1998, with respect to the consolidated financial statements and schedule of Beverly Enterprises, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1997.


                                                           /s/ ERNST & YOUNG LLP

Little Rock, Arkansas
March 26, 1998